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                                                                     Exhibit 5.1
                                                                     -----------

                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                             TELEPHONE (617)248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860

                                             September 29, 1998

Cyrk, Inc.
3 Pond Road
Gloucester, Massachusetts  01930

Ladies and Gentlemen:

       This opinion is delivered to you in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on or about September 29, 1998 by Cyrk, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 200,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company. Capitalized terms used and not otherwise defined shall have the meanings given to them in the Registration Statement.

       We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, and the records of its corporate proceedings. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

       Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholder pursuant to the Registration Statement, when issued upon exercise of the Warrant in accordance with its terms, will have been legally issued, fully paid and nonassessable.

       We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                             Very truly yours,


                                             CHOATE, HALL & STEWART